UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2016 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2016, LifeLock, Inc. (the “Company”) announced that Don Beck, Senior Vice President, Enterprise Sales and Alliances, will be retiring from the Company in 2016. Pursuant to a Transition, Termination and Retirement Agreement (the “Transition Agreement”) between the Company and Mr. Beck, dated January 22, 2016, Mr. Beck will continue to serve in his current role until the appointment of a replacement. From the earlier of when the Company appoints Mr. Beck’s replacement or July 1, 2016 through December 31, 2016, Mr. Beck will remain a full-time employee and provide services to the Company as requested. Further, Mr. Beck will continue to receive salary, benefits and vesting of his equity awards through December 31, 2016. His eligibility to earn commissions will be adjusted to reflect any change in the scope of his duties. The Transition Agreement also contains a release of claims and confidentiality and non-disparagement provisions consistent with the Company’s forms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	January 25, 2016	By:	/s/ Sharon Segev
Sharon Segev
Executive Vice President, General Counsel and Secretary